                                                                   EXHIBIT 10.33


                     FIFTH AMENDMENT TO CREDIT AGREEMENT

         This Fifth Amendment to Credit Agreement, dated as of December 31, 1995 (this "Agreement") is between Atlantis Plastics, Inc., a Florida corporation ("Borrower") and Heller Financial, Inc., a Delaware corporation for itself as Agent and as Lender ("Heller").

                                  RECITALS

         A. Borrower and Heller are parties to that certain Credit Agreement dated as of February 22, 1993, as amended from time to time (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         B. Heller and Borrower desire to amend the Credit Agreement, as provided herein.

         NOW THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      Amendment to the Credit Agreement.

                 A. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition in its proper alphabetical order:

                 "Adjusted Total Debt" means the sum of the Indebtedness minus the outstanding balance of the Revolving Loan on the last day of the Fiscal Month plus the average daily balance of the Revolving Loan for the Fiscal Month.

                 B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting paragraph "(a)" of the definition of "Eligible Accounts" in its entirety.

                 C. Subsection 1.1 of the Credit Agreement is hereby amended by deleting paragraphs "(b)" and "(c)" of the definition of "Eligible Accounts" in its entirety and replacing paragraphs "(b)" and "(c)" with the following:

                          "(b)    Accounts which remain unpaid for more than
          ninety (90) days after the invoice date;"

                          "(c)    Accounts due from a customer whose principal
         place of business is located outside the United States of America (other than Accounts due from one or more customers whose principal place of business is located in Canada provided such Accounts are Collateral pursuant to perfected

         Canadian security interest) unless such Account is backed by a letter of credit issued or confirmed by a bank that is organized under the law of the United States of America or a State thereof and has capital and surplus in excess of $250,000,000; provided that such letter of credit has been duly assigned and delivered to Agent as additional collateral under the Security Documents;

                 D. Subsection 2.1(A) of the Credit Agreement is amended by deleting the second sentence thereof and substituting the following in its place:

         "The aggregate amount of all Revolving Loan Commitments shall be determined by the ratio of Adjusted Total Debt to EBIDAT (where EBIDAT is calculated on a trailing twelve (12) Fiscal Month basis), as determined on the most recently ended Fiscal Month (for which the monthly financials have been delivered pursuant to subsection 5.1(A)) in accordance with the following table:

Adjusted Total Debt to EBIDAT              Maximum Revolving Loan Commitment
-----------------------------              ---------------------------------
Greater than or equal to 5.75                       $17,500,000
Greater than or equal to 5.50                       $20,000,000
Greater than or equal to 5.25                       $22,500,000
Greater than or equal to 5.00                       $25,000,000
Greater than or equal to 4.75                       $27,500,000
Less than 4.75                                      $30,000,000

         or as reduced from time to time pursuant to SUBSECTION 2.4. The aggregate amount of the Maximum Revolving Loan Commitment as determined above shall be effective as of the first Business Day of the next Fiscal Month following the receipt of the monthly financials of the most recently ended Fiscal Month."

                 E. Subsection 6.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                 "6.2     Fixed Charge Coverage.  The Fixed Charge Coverage, on
         a trailing twelve (12) Fiscal month basis, shall not be less than:
         (i) .70 for the Fiscal Quarters ending March 31, 1996, June 30, 1996 and September 30, 1996; (ii) 0.9 for the Fiscal Quarters ending December 31, 1996; and (iii) 1.0 for the Fiscal Quarter ending March 31, 1997 and thereafter.

                 F. Subsection 6.3 of the Credit Agreement is hereby deleted in its entirety.

                 G. Subsection 6.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                 "6.4     Adjusted Total Debt to EBIDAT.  Adjusted Total Debt
         to EBIDAT, on a trailing twelve (12) Fiscal Month basis, shall not be greater than 6.25 at the end of the Fiscal Quarter ending June 30, 1996 and each Fiscal Quarter thereafter."

                 H. Subsection 6.5 of the Credit Agreement is hereby amended for the applicable periods as follows:

               Period                                                 Amount
               ------                                                 ------
         December 31, 1995                                          $18,500,000
         March 31, 1996                                             $16,000,000
         June 30, 1996                                              $19,000,000

         2.      Formation of Atlantis Foreign Sales Corporation.

         Borrower has advised Heller that Borrower has formed a new Subsidiary known as Atlantis Foreign Sales Corporation ("AFSC"), which is chartered in Barbados and which will serve as a foreign sales corporation in accordance with the rules and regulations promulgated by the Internal Revenue Service. The Credit Agreement permits the formation of such Subsidiary without Heller's prior written consent provided that the new Subsidiary becomes a Subsidiary Guarantor. It is Borrower's and Heller's understanding that Heller's consent to formation of AFSC is not required provided that: (i) AFSC executes a Subsidiary Guaranty, (ii) AFSC executes a Subsidiary Security Agreement, (iii) Borrower shall pledge 100% of the capital stock of AFSC to Heller as additional Collateral to secure the Obligations and, in connection therewith, the Borrower shall execute and deliver an appropriate amendment to the Borrower Pledge Agreement; (iv) Borrower shall execute a bank agency agreement covering funds received by AFSC; and (v) funds received by AFSC shall be transferred to Borrower no later than the end of the next business day following receipt thereof.

         3.      Formation of Netherlands Subsidiary.

         Borrower has advised Heller that Borrower intends to form a new Subsidiary which will be chartered in The Netherlands to act as a distributor of Borrower's products ("Netherlands Sub"). It is Borrower's and Heller's understanding that Heller's consent to the formation of Netherlands Sub is not required provided that: (i) Netherlands Sub executes a Subsidiary Guaranty,
(ii) Netherlands Sub executes
a Subsidiary Security Agreement, (iii) Borrower shall pledge 100% of the capital stock of Netherlands Sub to Heller as additional Collateral to secure the Obligations and, in connection therewith, the Borrower shall execute and deliver an appropriate amendment to the Borrower Pledge Agreement.

         4.      Conditions of Effectiveness of this Agreement.

                 The effectiveness of this Agreement is expressly subject to the following:

                 (a) No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; and

                 (b) Execution and delivery of the security documents pursuant to paragraphs two and three hereinabove; and

                 (c) No default shall exist and be continuing under that certain Indenture by and between Atlantis Group, Inc. and American Stock Transfer & Trust Company, as trustee dated as of February 22, 1993.

         5. Representations and Warranties. To induce Heller to enter into this Agreement, Borrower represents and warrants to Heller that:

                 (a) Authority and Binding Effect. The execution, delivery, and performance by Borrower of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), has received all necessary government approvals (if any shall be required), and does not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment, or decree of any court or other agency of government or any agreement, instrument, or document binding upon Borrower; and the Credit Agreement as heretofore amended and as amended as of the date hereof is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

                 (b) No Default. No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing.

                 (c) Warranties and Representations. The warranties and representations of Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the Financing Agreements, shall be true and correct as of the date hereof, except as disclosed on Schedule 5(c) attached with the same effect as though made on such date except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date.

         6.      Miscellaneous.

                 (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                 (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (c) Counterparts. This Agreement may be executed in counterparts, each of which counterparts shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same Agreement.

                 (d) Successors and Assigns. This Agreement shall be binding upon Borrower and Heller and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Heller and the successors and assigns of Borrower and Heller.

                 (e) References. Any reference to the Credit Agreement or the Financing Agreements contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                 (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. The Credit Agreement as amended hereby and each of the Loan Documents remain in full force and effect.

         Delivered at Chicago, Illinois, as of the date and year first above written.


                                   ATLANTIS PLASTICS, INC.
                                            (f/k/a Atlantis Group, Inc.)

                                   By: /s/ Peter Kacer
                                       ------------------------------
                                   Name Printed: Peter Kacer
                                        -----------------------------
                                   Title: Vice President & Controller
                                          ---------------------------

                                   HELLER FINANCIAL, INC., for itself
                                   and as Agent for the Lenders

                                   By: /s/ Andrew D. Marek
                                       ------------------------------
                                   Name Printed: Andrew D. Marek
                                                 --------------------
                                   Title: Vice President
                                          ---------------------------